Exhibit 99.1

NEWS RELEASE

Kimbell Tiger Acquisition Corporation Announces Redemption of Public Shares and Subsequent Dissolution

FORT WORTH, Texas, May 3, 2023 – Kimbell Tiger Acquisition Corporation (the “Company”) (NYSE: TGR), today announced that it will redeem all of its outstanding shares of Class A common stock included as part of the units issued in its initial public offering and the 2,500 shares of Class A common stock forming part of the sponsor shares (the “public shares”), effective as of the close of business on May 22, 2023, as the Company will not consummate an initial business combination on or prior to May 8, 2023.

Pursuant to the Amended and Restated Certificate of Incorporation, in the event that the Company has not consummated an initial business combination within 15 months from the closing of the initial public offering, the Company shall: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to pay taxes of the Company or the Company’s operating subsidiary, Kimbell Tiger Operating Company, LLC (“Opco”) (less an amount required to satisfy taxes of the Company and Opco and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares and Class A units of Opco (other than those held by the Company), which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Based on the amount held in trust as of March 31, 2023, the per-share redemption price for the public shares will be approximately $10.56.

The public shares will cease trading as of the close of business on May 8, 2023. As of the close of business on May 9, 2023, the public shares will be deemed cancelled and will represent only the right to receive the redemption amount.

The redemption amount will be payable to the holders of the public shares upon delivery of their shares or units. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the redemption amount.

Kimbell Tiger Acquisition Corporation - News Release

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless. The Company’s initial stockholders have waived their redemption rights with respect to the Company’s outstanding common stock issued before the Company’s initial public offering.

The Company expects that the New York Stock Exchange will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

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